SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 31, 2008
Gilla Inc.
(Exact Name of Registrant as Specified in Its Charter)
Nevada
(State or Other Jurisdiction of Incorporation)

000-28107 (Commission File Number)	88-0399260 (IRS Employer Identification No)
112 North Curry Street, Carson City, NV. 89703
(Address of Principal Executive Offices)(Zip Code)
(416) 884-8807
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see general Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a012 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Section 2 — Financial Information
Item 1.01 Entry into a Material Definitive Agreement
Item 2.01 Completion of Acquisition
On January 31, 2008, Gilla Inc. entered into an agreement (“Acquisition Agreement”) with Free Mining Company S.A. (“FMC”) and the shareholders of FMC to acquire all issued and outstanding shares of FMC which is the exclusive owner of the rights to two mineral properties in Cameroon, respectively known as “MFOUMOU” and “SELE” in exchange for an aggregate of 21,240,184 common shares, or 76.5% of Gilla to the shareholders of FMC. Through the acquisition of FMC, Gilla will acquire 100% of the rights to exploration, development and production of all mineral rights of Mfoumou and Sele. Please see exhibit “A” attached.
Mr. Georges Fotso received $100,000 as a signing bonus on the completion of the Acquisition Agreement.
Section 3 — Securities and Trading Markets
Item 3.02 Unregistered Sales of Equity Securities
In accordance with the Acquisition Agreement, Gilla issued 21,240,184 common shares of the company to the shareholders of FMC. FMC has agreed not to participate in the cash or stock dividend for shareholders of record as of February 4, 2008.
On January 31, 2008, 544,804 common shares of the company were issued to D.R.R. Capital Corporation for consulting fees. DRR has agreed not to participate in the cash or stock dividend for shareholders of record as of February 4, 2008.
On January 31, 2008, Gilla entered into an Option Agreement with D.R.R. Capital Corporation (DRR), in which Gilla issued an option to DRR to purchase up to 544,804 common shares of Gilla at an exercise price of $0.75. The Option Agreement expires on January 31, 2010.
On January 31, 2008, Gilla issued 220,311 of common stock for termination of services.
The issuances of the shares and options described above were exempt from registration under the Securities Act of 1933, as amended (“Act”), in reliance on Rule 506 of Regulation D and or Section 4(2) of the Act. No general solicitation or advertising was used in connection with the transactions, and the certificates evidencing the shares that were issued contained a legend restricting their transferability absent registration under the Act or the availability of an applicable exemption there from. Each recipient of the shares and options represented that he/she was an accredited investor and was acquiring the shares for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws. The recipients of the shares and options had full access to, or were otherwise provided with, all relevant information reasonably necessary to evaluate us. Gilla was not aided in this transaction by a Placement Agent
Section 5- Corporate Governance and Management
Item 5.01 Changes in Control of Registrant
As described in Items 1.01 and 2.01 above, on January 31, 2008, Gilla entered into an Acquisition Agreement with Free Mining Company S.A., and the shareholders owning 100% of FMC (the “FMC Shareholders”). The Closing of this transaction occurred on January 31, 2008. Reference is made to the disclosures set forth under Items 1.01 and 2.01 of this Current Report on Form 8-K, which disclosures are incorporated herein by reference.

Under the Acquisition Agreement, on the Closing Date, we issued 21,240,184 shares of Gilla common stock, or 76.5% of the issued and outstanding shares of common stock, to the FMC Shareholders in exchange for 100% of the capital stock of FMC. As a result of this transaction, the FMC Shareholders acquired control of Gilla.
In connection with this change in control, and as explained in Item 5.02 below, effective January 31, 2008, Jean-Jacques Treyvaud and Linda Kent each resigned as directors of Gilla, and Georges Fotso, principal of FMC, and David Robinson were appointed as new directors of the Gilla.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On January 31, 2008, Jean-Jacques Treyvaud and Linda Kent resigned as Directors of the Company.
On January 31, 2008, the Board of Directors elected Georges Fotso and David Robinson to join the Board of Directors to fill the vacancies created by the foregoing resignations.
Mr. Georges Fotso
Mr. Fotso has been a Manager with Fotso Group, a holding company with interest in real estate, insurance and banking in Cameroon since July 1998. Mr. Fotso has been an insurance broker for Global Protection Insurance since October 2004. Mr. Fotso attended the Lycee de Bandjoun in Baccalaureat in 1994, University of Yaounde in Cameroon from 1994 to 1996 and Ecloe Superieur d’ Assurance in Paris, France from 1996 to 1998 where he got his Diploma.
Mr. David Robinson
Based in Calgary, Mr. Robinson has spent the past 18 years working in both the investment business and petroleum industry. Mr. Robinson was the President and Chief Executive Officer of First Odyssey Petroleum Corporation, Aurado Energy Inc. (main operation in Kazakhstan), from with Forum Energy Corporation, and he was Executive Vice President of Arakis Energy Corporation. Mr. Robinson was responsible for raising over $200 million in equity capital for these companies for investment in major international petroleum projects in Sudan, Oman, Papua New Guinea, Indonesia, Ukraine, Kazakhstan, Egypt, Iran, and Turkmenistan. Mr. Robinson has been the CEO of AIM-listed Forum Energy Plc., which is active in the Philippines. [Mr. Robinson is currently with Benchmark Energy, an oil company with properties in Colombia and Argentina. Mr. Robinson received a Bsc. (Geology) from the University of British Columbia in Vancouver, Canada and an MBA from Queen’s University in Kingston, Ontario, Canada.
On January 31, 2008, the Board of Directors reappointed Georges Benarroch as President and Linda Kent as Corporate Secretary/Treasurer of the Company. The Company has previously provided biographical information pertaining to Mr. Benarroch and Ms. Kent when they were originally elected as officers of the Company.
Item 8.01 Other Events
FMC is a private Cameroon company incorporated in 2006 for the specific purpose to hold the two mining exploration permits. FMC has not had any other activity.
Pursuant to the transaction described in Item 1.01 and 2.01 above, the following provides the security ownership of certain owners of the registrant as of the date of this report pursuant to Item 403(a) and (b) of Regulation SB:
The following table sets forth, as of January 31, 2008 information known to us relating to the beneficial ownership of shares of our voting securities by:

•	each person who is the beneficial owner of more than 5% of the outstanding shares of Voting Securities, aggregate all three classes together;

•	each director;

•	each executive officer; and

•	all executive officers and directors as a group.
Under securities laws, a person is considered to be the beneficial owner of securities he owns and that can be acquired by him within 60 days from January 31, 2008 upon the exercise of options, warrants, convertible securities or other understandings. We determine a beneficial owner’s percentage ownership by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person and which are exercisable within 60 days of January 31, 2008 have been exercised or converted.
The following table, however, gives no effect to the exercise of any outstanding options or warrants unless specifically set forth therein. We believe that all persons named in the table have sole voting and investment power with respect to all shares of Voting Securities beneficially owned by them. Unless otherwise noted, the address for each person is 112 North Curry Street, Carson City, NV. 89703.

	Number of Shares	Percentage of
Name of Beneficial Owner	Beneficially Owned	Voting Securities
Georges Fotso	16,992,150	61%
Mathurin Tchakoute Djekam	4,248,037	15.3%
Georges Benarroch	3,422,616	12.3%
Linda Kent	562,530	2%
David Robinson	544,804	1.96%
Mr. Benarroch’s shares include the shares held by Credifinance Securities Corporation and FRD which he has the voting power or indirect ownership.
Mr. Robinson’s shares are in the name of D.R.R. Capital which he is the President.
Item 9.01 Financial Statements and Exhibits
(a) Financial Statements of Businesses Acquired.
Financial statements of Free Mining Company S.A. as may be required for the periods specified in Rule 3-05(b) of Regulation S-X will be filed under an amendment to this Report within the prescribed time frame.
(b) Pro Forma Financial Information.
Pro formal financial information which may be required by Articles 11 of Regulation S-X will be filed under amendment to this Report within the prescribed time frame.
(c) Exhibits.
(a) Press Release dated February 4, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GILLA INC.
	By:	/s/ Georges Benarroch
Georges Benarroch, President
January 31, 2008